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                                                                       EXHIBIT C

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of Detection Systems, Inc. dated December 21, 2000 is and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities and Exchange Act of 1934.

Dated: December 21, 2000

                                        ULTRAK, INC.

                                        By: /s/ Chris Sharng
                                            ------------------------------
                                              Name:  Chris Sharng
                                              Title:  Secretary


                                        SECURITY WARRANTY, INC.

                                        By: /s/ Chris Sharng
                                            ------------------------------
                                              Name:  Chris Sharng
                                              Title:  Secretary